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                                                                      EXHIBIT 23

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our reports dated February 5, 1999 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1998 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 33-52550, 33-91734, 33-52552, 33-81842, and 333-09769.



                                                     /s/ Arthur Andersen LLP



Atlanta, Georgia
March 25, 1999